Exhibit 10.7

Execution Copy

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (as the same may be amended, supplemented, or otherwise modified from time to time, this “Agreement”) is made as of September 30, 2015, by HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a Maryland corporation (“Indemnitor”), in favor of THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee under the Indenture (as defined below) (in such capacity, together with its successors and assigns, the “Indenture Trustee”) for the benefit of the Bondholders (as defined in the Indenture) from time to time (each a “Bondholder” and collectively, the “Bondholders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Bond Purchase Agreement, dated on the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Class A BPA”), by and among HASI SYB Trust 2015-1, a Delaware statutory trust (the “Issuer”), HA Land Lease Holdings LLC, a Delaware limited liability company (the “Depositor”), and the purchasers named therein (collectively, the “Class A Purchasers”), the Issuer agreed to issue and sell $100,500,000 principal aggregate amount of 4.283% HASI SYB Trust 2015-1A Class A Bonds (the “Class A Bonds”) to the Class A Purchasers;

WHEREAS, pursuant to that certain Bond Purchase Agreement, dated on the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Class B BPA”), by and among the Issuer, the Depositor, and HASI OBS OP A LLC, a Maryland limited liability company (the “Class B Purchaser” and collectively with the Class A Purchaser, the “Purchasers”), the Issuer agreed to issue and sell $18,112,000 principal aggregate amount of 5.00% HASI SYB Trust 2015-1B Class B Bonds (the “Class B Bonds” and collectively with the Class A Bonds, the “Bonds”) to the Class B Purchasers;

WHEREAS, that certain Indenture, dated as of September 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Indenture Trustee and Hannon Armstrong Capital, LLC, a Maryland limited liability company, as servicer (in such capacity, the “Servicer”), sets forth the terms and conditions of the Bonds;

WHEREAS, the Bonds are secured by the Trust Estate (as such term is defined in the Indenture);

WHEREAS, it is a condition precedent to the obligation of (i) the Class A Purchasers under the Class A BPA to purchase the Class A Bonds, and (ii) the Class B Purchasers under the Class B BPA to purchase the Class B Bonds, that the Indemnitor shall have unconditionally guaranteed to the Indenture Trustee for the benefit of the Bondholders the payment and performance of the Indemnity Obligations (as defined below) subject to Section 2.01 of this Agreement;

WHEREAS, the parties hereto are entering into this Agreement in satisfaction of the condition referenced in the immediately preceding recital; and

WHEREAS, the Indemnitor is the indirect owner of all beneficial interests in the Issuer, and the Indemnitor will directly benefit from the Purchasers purchasing the Bonds.

NOW, THEREFORE, as an inducement to the Class A Purchasers to enter into the Class A BPA, and to the Class B Purchasers to enter into the Class B BPA, and to purchase the Bonds, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01 Defined Terms. Capitalized terms used in this Agreement and not specifically defined in this Agreement have the meaning provided in the Indenture or in the Sale Agreement, as applicable.

ARTICLE 2

NATURE AND SCOPE OF AGREEMENT

Section 2.01 Agreement of Indemnity Obligations. The Indemnitor unconditionally and irrevocably, as a primary obligor and not merely as a surety, indemnifies the Indenture Trustee (for the benefit of the Bondholders), and its successors and assigns for the payment and performance of the Indemnity Obligations (as defined below) as and when the same shall be due and payable. The Indemnitor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Indemnity Obligations as a primary obligor. Notwithstanding anything in this Agreement to the contrary, (a) at no time shall the aggregate liability of the Indemnitor under this Agreement exceed the Outstanding Bond Balance of the Bonds, plus accrued and unpaid Class A Bond Interest and Class B Bond Interest with respect to the Bonds, except in the case of actual damages incurred pursuant to an Environmental Claim against any Bondholder with respect to any Land Lease Asset, (b) in no event shall the Indemnitor be liable for the Issuer’s payment obligations on the Bonds, (c) the Indemnitor shall have no liability under this Agreement with respect to any Land Lease Entity or Land Lease Asset that is not subject to the lien of the Indenture at the time any Indemnity Obligation arises, (d) for the avoidance of doubt, it is expressly understood that no waiver of defenses by Indemnitor hereunder shall constitute a waiver of defenses of any of Depositor, Administrator, Servicer, Issuer or any Land Lease Entity (each, a “Subject Party”, provided that if, at any time, the Servicer or the Administrator is not an affiliate of HASI then such Servicer or Administrator, as applicable, shall not be deemed a Subject Party for purposes of this Agreement), and (e) in no event will Bondholders be entitled to be paid more than once from any source in respect of an Indemnity Obligation and the related underlying loss or obligation. As used herein, (i) “Environmental Claim” means any claim, loss or damage incurred or suffered by a Bondholder that relates to or results from the release (or threatened release) of Hazardous Materials on, under or about a Land Lease Asset, (ii) “Hazardous Materials” means any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos, asbestos containing materials, polychlorinated biphenyls, and any chemicals or other materials or substances which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import under any Environmental Law and (iii) “Environmental Law” means any Law concerning pollution or protection of the environment, natural resources or exposure to Hazardous Material, including those Laws relating to the presence, use, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of Hazardous Material.

Section 2.02 Definition of Indemnity Obligations. As used herein, the term “Indemnity Obligations” means any actual loss, damage, cost, expense, liability, claim or other obligation (including the reasonable and documented fees and out-of-pocket disbursements of outside counsel for the Indenture Trustee and/or any Bondholder, including in connection with any investigative, administrative or judicial proceeding commenced or threatened in writing, whether or not the Indenture Trustee or such Bondholder shall be designated a party thereto) incurred by the Indenture Trustee and/or any Bondholder in connection with or arising out of:

(i) Any misrepresentation by any Subject Party made by it in any Transaction Document to which such Subject Party is party;

(ii) (A) fraud (including, without limitation any fraudulent conveyance) or willful misconduct by any Subject Party, (B) failure to disclose a material fact by or on behalf of a Subject Party in connection with the Bonds, (C) theft or misappropriation by any Subject Party, (D) the contravention of any “no petition” clause in the Transaction Documents by a Subject Party, including, but not limited to Section 13.04 of the Indenture and Section 5.22 hereof, (E) Issuer commencing a voluntary case under any Debtor Relief Law, or Issuer consenting to the entry of an order for relief in an involuntary case under any Debtor Relief Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Issuer or for any substantial part of its property, or to any general assignment for the benefit of creditors and (F) other than as expressly permitted by the Transaction Documents, any transfer of a Land Lease Asset, any interest therein or any proceeds thereof by a Subject Party; and

(iii) any action or inaction by any Subject Party in contravention of a covenant or obligation applicable to such Subject Party under the terms of any Transaction Document to which such Subject Party is party including, without limitation, the failure of Depositor to pay and perform its Repurchase Obligation, as, when and to the extent required pursuant to Section 6.01 of the Sale Agreement; provided, however, that any failure by the Issuer to make any payment when due for principal or interest on the Bonds under the Transaction Documents shall not be an Indemnity Obligation for which the Indemnitor is liable hereunder;

(iv) but, in each case, subject to any cure period permitted under the Transaction Documents.

Section 2.03 Effectiveness of Agreement. This Agreement covers the Indemnity Obligations, whether presently outstanding or arising subsequent to the date hereof.

ARTICLE 3

GENERAL TERMS AND CONDITIONS

Section 3.01 Nature of Agreement. Subject to Section 2.01 and Section 3.17 hereof: (i) this Agreement is an irrevocable, absolute, continuing guaranty of payment (and not a guaranty of collection) of the Indemnity Obligations; (ii) this Agreement may not be revoked by Indemnitor and shall continue to be effective with respect to any Indemnity Obligation existing after any attempted revocation by Indemnitor; and (iii) this Agreement may be enforced by Indenture Trustee on behalf of Bondholders and shall not be discharged by the assignment or negotiation of all or part of the Transaction Documents.

Section 3.02 Indemnity Obligation Not Reduced by Offset. The Indemnity Obligations shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Subject Party or any other Person against Indenture Trustee and Bondholders or against payment of the Indemnity Obligations, whether such offset, claim or defense arises in connection with the Indemnity Obligations (or the transactions creating the Indemnity Obligations) or otherwise.

Section 3.03 No Duty to Pursue Others. Indenture Trustee has the right to require Indemnitor to pay, comply with and satisfy the Indemnity Obligations under this Agreement, and shall have the right to proceed immediately against Indemnitor with respect thereto. Without limitation of the generality of the foregoing, it shall not be necessary for Indenture Trustee (and Indemnitor hereby waives any rights which Indemnitor may have to require Indenture Trustee on behalf of Bondholders), in order to enforce the Indemnity Obligations against Indemnitor, first to (i) institute suit or exhaust its remedies against any

Subject Party or any other Person or the Trust Estate, in each case, to the extent liable in respect of any loss or obligation underlying the Indemnity Obligations, (ii) enforce Indenture Trustee’s and Bondholders’ rights against any of the Trust Estate, (iii) join any Subject Party or any others liable on the Indemnity Obligations in any action seeking to enforce this Agreement, (iv) demonstrate that the Trust Estate provides inadequate security for the Bonds, or (v) resort to any other means of obtaining payment of the Indemnity Obligations.

Section 3.04 Payments; Interest on Amounts Payable Hereunder. If all or any part of the Indemnity Obligations shall not be punctually paid when due, whether on demand or otherwise, Indemnitor shall pay, immediately upon demand by Indenture Trustee, and without notice of any kind (which is hereby waived by Indemnitor to the extent permitted by applicable law), in immediately available lawful money of the United States of America, as an addition to the Indemnity Obligations, interest on such Indemnity Obligations (to the extent not paid when due) at a rate per annum of five percent (5.00%) (the “Default Rate”) until paid in full. Indenture Trustee shall deposit all money received from Indemnitor pursuant to this Agreement into the Collection Account to be disbursed therefrom in accordance with the applicable provisions of the Indenture.

Section 3.05 Enforcement Costs. Indemnitor hereby agrees to pay, on written demand by Indenture Trustee, all costs, fees and expenses incurred by Indenture Trustee in collecting any amount payable under this Agreement or enforcing or protecting its rights under this Agreement, in each case whether or not legal proceedings are commenced. Such costs, fees and expenses shall be in addition to the Indemnity Obligations and shall include, without limitation, reasonable and documented costs, fees and expenses and out-of-pocket disbursements of outside counsel, paralegals and other hired professionals, special servicing fees, if any, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding to the extent such costs relate to the Indemnity Obligations or the enforcement of this Agreement, and, in each case, to the extent not included in Indemnity Obligations for which Indemnitor is otherwise liable hereunder. Amounts incurred by Indenture Trustee shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full upon Indenture Trustee’s demand for payment. This Section 3.05 shall survive the payment of the Indemnity Obligations.

Section 3.06 Cumulative Remedies. Indemnitor acknowledges that, upon the occurrence and during the continuation of an Event of Default, Indenture Trustee is entitled to accelerate the Bonds and exercise all other rights and remedies as have been provided to Indenture Trustee under the other Transaction Documents, by law or in equity, including, without limitation enforcement of this Agreement. All such rights and remedies of Indenture Trustee are cumulative and may be exercised independently, concurrently or successively in Indenture Trustee’s sole discretion and as often as occasion therefor shall arise. Indenture Trustee’s delay or failure to accelerate the Bonds or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Indenture Trustee of any right or remedy will preclude further exercise thereof. Notice or demand given to Indemnitor in any instance will not entitle Indemnitor to notice or demand in similar or other circumstances nor constitute Indenture Trustee’s waiver of its right to take any future action in any circumstance without notice or demand. Indenture Trustee may release other security for the Bonds, may release any party liable in respect of any loss or obligation underlying the Indemnity Obligations, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Bonds, in each case without prejudice to its rights under this Agreement and without such action being deemed an accord and satisfaction or a reinstatement of the Bonds. Indenture Trustee will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

Section 3.07 Unimpaired Liability. Indemnitor acknowledges and agrees that, to the maximum extent permitted by law, all obligations hereunder are absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Transaction Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Indemnitor. Without limiting the foregoing, Indemnitor acknowledges and agrees that its liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Indemnitor has any knowledge or notice thereof):

(a) any Subject Party’s or any other Person’s lack of authority or lawful right to enter into any of the Transaction Documents or any officers’ or representatives’ lack of authority or right to enter into Transaction Documents on its behalf, or the obligations to make payments pursuant to the Bonds and the other Transaction Documents being ultra vires;

(b) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Indenture Trustee with respect to any of the Transaction Documents including, without limitation, the grant of extensions of time for payment or performance;

(c) the failure to record any Transaction Document or to perfect any security interest intended to be provided thereby;

(d) the release, surrender, exchange, subordination, deterioration, waste, loss, impairment or substitution, in whole or in part, of any of the Trust Estate, the failure to protect, secure or insure any of the Trust Estate, the acceptance of additional collateral for the Bonds or the failure of Indenture Trustee or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Trust Estate;

(e) Indenture Trustee’s failure to exercise, or delay in exercising, any rights or remedies Indenture Trustee may have under the Transaction Documents or under this Agreement, including but not limited to any neglect, delay, omission, failure or refusal of Indenture Trustee (i) to take or prosecute any action for the collection of any of the Indemnity Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any of the Trust Estate, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of any obligation underlying the Indemnity Obligations;

(f) the release of any Subject Party or any other Person now or hereafter party to a Transaction Document from performance, in whole or in part, under any Transaction Document to which each is a party, in each case whether by operation of law, Indenture Trustee’s voluntary act, or otherwise;

(g) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting any Subject Party or any other Person;

(h) the termination or discharge of any Transaction Documents, the exercise of any rights under collateral assignments or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure;

(i) other than satisfaction in full of the Indemnity Obligations, the existence of any claim, setoff, counterclaim, defense or other rights which Indemnitor may have against any Subject Party, Indenture Trustee, any Bondholder, or any other Person, whether in connection with the Bonds or any other transaction;

(j) the accuracy or inaccuracy of the representations and warranties made by any Subject Party or any other Person in any of the Transaction Documents;

(k) any adjustment, indulgence, forbearance or compromise that might be granted or given by Indenture Trustee to any Subject Party or any other Person;

(l) any sale, lease or Transfer of any or all of the assets of any Subject Party or any other Person;

(m) the Indemnity Obligations, or any part thereof, exceeding the amount permitted by law or violating any usury law;

(n) other than satisfaction in full of the Indemnity Obligations, any valid defenses, claims or offsets (whether at law, in equity or by agreement) by any Subject Party which render the Bonds or Indemnity Obligations wholly or partially uncollectible from any Subject Party, whether arising in connection with the Transaction Documents or otherwise,

(o) the illegality or unenforceability of, or the inability to collect, any obligations to make payments pursuant to the Bonds and the other Transaction Documents or Indemnity Obligation;

(p) any of the Transaction Documents being irregular or not genuine or authentic; or

(q) any changes (whether directly or indirectly) in the shareholders, partners or members of any Subject Party or the reorganization, merger or consolidation of any Subject Party into or with any other Person.

Section 3.08 Waivers. Indemnitor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshaling of assets or to cause Indenture Trustee to proceed against any of the Trust Estate before proceeding under this Agreement; (b) all rights and remedies accorded by applicable law to sureties or Indemnitor, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Agreement); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against Indemnitor; (d) notice of acceptance of this Agreement and any such other Transaction Document and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to the Indemnity Obligations; (f) all homestead or exemption rights, rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the obligations to make payments pursuant to the Bonds and the other Transaction Documents in the event of foreclosure of the Liens created by the Transaction Documents against the Indemnity Obligations and the benefits of any statutes of limitation or repose; (g) any requirement of diligence or promptness on Indenture Trustee’s part in the enforcement of its rights under the provisions of this Agreement and any other Transaction Document; (h) any defense based upon an election of remedies by Indenture Trustee, including any election to proceed by judicial or non-judicial foreclosure of any of the Trust Estate, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Indemnitor or for reimbursement, or both.

Section 3.09 Waivers of Notice and Rights of Consent. Indemnitor agrees to the provisions of the Transaction Documents and hereby waives notice of and any rights of consent to (i) any disbursements made pursuant to the Transaction Documents by Indenture Trustee to Issuer, (ii) any amendment or extension of the Transaction Documents, (iii) the execution and delivery by Issuer or Indenture Trustee of any other document or agreement, or of Issuer’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Trust Estate, (iv) the occurrence of any breach by Issuer or an Event of Default, (v) Indenture Trustee’s or any Bondholder’s transfer or disposition of any interest in the Bonds, the Transaction Documents, the obligations to make payments pursuant to the Bonds and the other Transaction Documents or the Indemnity Obligations, or any part thereof, (vi) the sale or foreclosure (or posting or advertising for sale or foreclosure) of any of the Trust Estate, (vii) any protest, proof of non-payment or default by any Subject Party, (viii) any substitution, subordination, exchange or release of any security or the release of any party primarily or secondarily liable for the payment of the Bonds; or (ix) any other action at any time taken or omitted by Indenture Trustee and, generally, except as required by this Agreement, all demands and notices of every kind in connection with this Agreement, the other Transaction Documents, any documents or agreements evidencing, securing or relating to any obligation underlying the Indemnity Obligations and the Indemnity Obligations. Indemnitor further acknowledges and agrees (x) that Indenture Trustee shall not be required to first institute suit or exhaust its remedies against Issuer, or to perfect or enforce its rights against Issuer or any security for the Bonds, and (y) that its liability for payment of the Indemnity Obligations to the extent provided herein shall not be affected or impaired by any determination that any security interest or Lien taken by Indenture Trustee to secure the Bonds is invalid or unperfected.

Section 3.10 Indemnitor Bound by Judgment against Subject Parties. Indemnitor agrees that it shall be collaterally estopped from contesting, and shall be bound conclusively in any subsequent action, in any jurisdiction, by the binding and non-appealable judgment in any action by Indenture Trustee against any Subject Party in connection with the Transaction Documents (wherever instituted) as if Indemnitor were a party to such action even if not so joined as a party.

Section 3.11 Certain Consequences of any Subject Party’s Bankruptcy.

(a) Any payment made on the Bonds by Issuer, that is required to be refunded by or recovered from Indenture Trustee and Bondholders as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or under any Debtor Relief Laws shall not be considered as a payment made on the Bonds or under this Agreement. Indemnitor’s liability under this Agreement shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Indenture Trustee, notwithstanding any notice of revocation of this Agreement prior to such avoidance or recovery or payment in full of the Bonds, until such time as all periods have expired within which Indenture Trustee and any Bondholder could be required to return any amount paid at any time on account of the Indemnity Obligations.

(b) Until payment in full of the Bonds (including interest accruing after the commencement of a proceeding by or against Issuer under the Bankruptcy Code or any other Debtor Relief Law, notwithstanding any contrary practice, custom or ruling in cases under any applicable Debtor Relief Law generally), Indemnitor agrees not to accept any payment or satisfaction of any kind of indebtedness to Indemnitor of any Subject Party other than in the ordinary course of business (and expressly including as a holder or beneficiary of any Class B Bonds), and hereby assigns such indebtedness to Indenture Trustee to the extent that the amount thereof is not in excess of the Indemnity Obligations, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under federal or state law.

Section 3.12 Subrogation and Contribution. Until Indenture Trustee has received full and indefeasible payment of all amounts due with respect to the Bonds, Indemnitor agrees that no payment by it under this Agreement or any other payment by any other indemnitor or guarantor of any obligations of any Subject Party shall give rise to, and hereby unconditionally and irrevocably subordinates and subrogates to the rights of Bondholders, and waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating it to the rights of Indenture Trustee and Bondholders) to assert, (a) any rights of subrogation against any Subject Party or the Trust Estate, or (b) any rights of contribution against any other Person of all or any portion of the amounts due with respect to the Bonds unless and until Indenture Trustee has received full and indefeasible payment of all amounts due with respect to the Bonds. If the deferral of such rights shall be unenforceable for any reason, Indemnitor agrees that (a) its rights of subrogation shall be junior and subordinate to Indenture Trustee’s and Bondholders’ rights against each Subject Party and the Trust Estate for the Bonds, and (b) its rights of contribution against any other indemnitor, guarantor or Subject Party shall be junior and subordinate to Indenture Trustee’s and Bondholders’ rights against such Persons.

Section 3.13 Subordination of Subject Parties’ Obligations to Indemnitor.

(a) Any indebtedness of any Subject Party to Indemnitor (other than indebtedness evidenced by any Class B Bonds held by or for the benefit of Indemnitor), whether now or hereafter existing, whether direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities are or may be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Indemnitor, including, without limitation, all rights and claims of Indemnitor against any Subject Party (arising as a result of subrogation or otherwise) as a result of Indemnitor’s payment of all or a portion of the Indemnity Obligations, together with any interest thereon (any such claim individually a “Indemnitor Claim” and collectively, the “Indemnitor Claims”), shall be and hereby is deferred, postponed and subordinated to the prior, indefeasible payment in full of all amounts due with respect to the Bonds. Further, Indemnitor agrees that should it receive any payment, satisfaction or security for any Indemnitor Claim, the same shall be delivered to Indenture Trustee in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Bonds and until so delivered to Indenture Trustee, shall be held in trust for Indenture Trustee as security for the Bonds.

(b) In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Indemnitor as debtor, Indenture Trustee shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Indemnitor Claims. Indemnitor hereby assigns such dividends and payments to Indenture Trustee. Should Indenture Trustee receive, for application against the Indemnity Obligations, any dividend or payment which is otherwise payable to Indemnitor and which, as between any Subject Party and Indemnitor, shall constitute a credit against Indemnitor Claims, then, upon payment to Indenture Trustee in full of the Indemnity Obligations, Indemnitor shall become subrogated to the rights of Indenture Trustee to the extent that such payments to Indenture Trustee on Indemnitor Claims have contributed toward the liquidation of the Indemnity Obligations, and such subrogation shall be with respect to that proportion of the Indemnity Obligations which would have been unpaid if Indenture Trustee had not received dividends or payments upon Indemnitor Claims.

(c) Indemnitor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Subject Party’s assets securing payment of Indemnitor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon any Subject Party’s assets securing payment of the Indemnity Obligations, regardless of whether such encumbrances in favor of Indemnitor or Indenture Trustee presently exist or are hereafter created or attach. Without the prior written consent of Indenture Trustee, Indemnitor shall not, for so long as any amounts due with respect to the Bonds have not been indefeasibly paid in full, (i) exercise or enforce any creditor’s right it may have against Issuer or any Subject Party, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Issuer or any other Subject Party held by Indemnitor.

Section 3.14 [Reserved].

Section 3.15 Financial Reports, Inspection of Records. Indemnitor agrees to furnish to Indenture Trustee:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Indemnitor after the date hereof, a consolidated balance sheet of Indemnitor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph; and

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Indemnitor ending after the date hereof, a consolidated balance sheet of Indemnitor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by an Authorized Officer of the Indemnitor as fairly presenting in all material respects the financial condition, results of operations and cash flows of Indemnitor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding anything in this Section 3.15 to the contrary, (i) if Indemnitor files with the SEC an annual report for the Indemnitor on Form 10-K for any fiscal year, within 120 days after the end of such fiscal year, and substantially simultaneously therewith posts such Form 10-K to the Indemnitor’s website located at http://www.hannonarmstrong.com, such filing and posting shall satisfy all requirements of paragraph (a) of this Section 3.15 with respect to such fiscal year to the extent that such Form 10-K contains the information and report and opinion required by such paragraph (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of the audit and (ii) if Indemnitor files with the SEC a quarterly report for the Indemnitor on Form 10Q for any fiscal quarter, within forty five (45) days after the end of such fiscal quarter, and substantially simultaneously therewith posts such Form 10-Q to the Indemnitor’s website located at http://www.hannonarmstrong.com, such filing and posting shall satisfy all requirements of paragraph (b) of this Section 3.15 with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of paragraphs (a) or (b) of this Section 3.15, as the case may be.

Section 3.16 No Reliance. Indemnitor agrees and acknowledges that it (i) is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, ability to collect or value of the Trust Estate; (ii) may be required to pay the Indemnity Obligations in full without assistance or support of any other party, and (iii) has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay the Indemnity Obligations, or that Indenture Trustee will look to other parties to pay or perform the Indemnity Obligations.

Section 3.17 Termination of Agreement. Subject to Section 2.01 and Section 3.11(a) hereof, this Agreement shall be automatically discharged as of the date on which all amounts due with respect to the Bonds have been indefeasibly paid in full, and each and every obligation to be performed by the Subject Parties pursuant to the Transaction Documents shall have been performed or waived to Indenture Trustee’s satisfaction in its discretion.

Section 3.18 Liability of Issuer. Indemnitor’s execution hereof shall not limit or modify the liability of the Issuer under the Bonds and the other Transaction Documents to which it is a party.

Section 3.19 No Waiver by Indenture Trustee. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, Indenture Trustee shall not be deemed to have waived any right which Indenture Trustee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the amounts due with respect to the Bonds or to require that all collateral shall continue to secure all of the amounts due with respect to the Bonds in accordance with the Transaction Documents.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01 Indemnitor Due Diligence and Benefit. Indemnitor represents and warrants to Indenture Trustee on behalf of Bondholders that (a) the Bonds and this Agreement are for commercial purposes, (b) Indemnitor has had adequate opportunity to review the Transaction Documents, (c) Indemnitor is fully aware of obligations of Issuer under the Transaction Documents to which it is a party and of the financial condition, assets and prospects of Issuer, and (d) Indemnitor is executing and delivering this Agreement based solely upon Indemnitor’s own independent investigation of the matters contemplated by clauses (a) through (c) above and in no part upon any representation, warranty or statement of Indenture Trustee with respect thereto.

Section 4.02 General. Indemnitor represents and warrants to Indenture Trustee and Bondholders, on the date hereof, that:

(a) Organization and Good Standing. Indemnitor has been duly organized and is validly existing and in good standing under the laws of the state of Maryland, with the corporate power and authority to own its properties as such properties are currently owned, to conduct its business as such business is now conducted by it and to execute, deliver and perform this Agreement, and is duly qualified or licensed to do business in each jurisdiction in which the ownership or lease of property or the conduct of its business shall require such qualification to the extent that failure to do so would not reasonably be expected to result in any material adverse change in the business, properties, other assets or financial condition of the Indemnitor, and has the requisite corporate power and authority to enter into and deliver this Agreement, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Indemnitor.

(b) Binding Obligation. This Agreement, when duly executed and delivered by the Indemnitor and the other parties thereto, will be the legal, valid and binding obligation of the Indemnitor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(c) No Violation. The execution, delivery and performance by the Indemnitor of this Agreement does not: (i) violate the organizational documents of the Indemnitor, or result in a default under any material indenture, agreement or other instrument to which Indemnitor is a party or by which it is bound; or (ii) violate any existing law or any existing order, rule or regulation applicable to the Indemnitor of any federal or state court or regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indemnitor or its properties.

(d) No Proceedings. There is no action, suit or proceeding, at law or in equity, before or by any court, government agency, public board or body (collectively and individually, an “Action”) pending with respect to which the Indemnitor has been served with process or, to the actual knowledge of the officers of Indemnitor, threatened, which Action (i) seeks to prohibit, restrain or enjoin any of the transactions contemplated by the Transaction Documents or (ii) would reasonably be expected to result in any material adverse change in the business, properties, other assets or financial condition of the Indemnitor.

(e) No Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by Indemnitor of this Agreement remains unobtained or unfiled or unrecorded. Indemnitor is in compliance, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities.

(f) Consideration. Indemnitor indirectly owns all of the beneficial interest in Issuer and will derive substantial benefit from the sale of the Bonds to the Purchasers.

(g) Financial Condition. Indemnitor is now solvent and will not be rendered insolvent by providing this Agreement. The consolidated financial statements of Indemnitor previously filed with the SEC in its quarterly report on Form 10Q for the quarterly period ended June 30, 2015, and posted to the Indemnitor’s website located at http://www.hannonarmstrong.com, are true, complete and correct in all material respects, disclose all actual and contingent liabilities, fairly present the financial condition of Indemnitor and its consolidated subsidiaries as of the date thereof. No material adverse change has occurred in the financial condition of Indemnitor and its consolidated subsidiaries, as a whole, since the date of such consolidated financial statements described in this Section 4.02(g), other than as has been disclosed in writing to Indenture Trustee and acknowledged in writing by Indenture Trustee.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Notices. All notices, consents, approvals, requests, or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) upon delivery, if sent by email with a confirmation of receipt by the recipient, (iii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iv) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below in this Section 5.01 or as such party may from time to time designate by written notice to the other parties. Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications. Any notice to legal counsel or Person other than the primary addressee for Indemnitor or Indenture Trustee below shall be a courtesy copy only and shall not affect the timeliness or effectiveness of delivery to Indemnitor or Indenture Trustee.

To Indemnitor:	Hannon Armstrong Sustainable Infrastructure Capital, Inc.
1906 Towne Centre Blvd. Ste. 370
Annapolis, MD 21401
Attn: General Counsel
Email: Generalcounsel@hannonarmstrong.com

To Indenture Trustee:	The Bank of New York Mellon
101 Barclay Street, Floor 7W East
New York, New York 10286
Attention: Asset Backed Securities Unit
Tel: (212) 815-8159

Section 5.02 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part hereof; the remaining provisions hereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 5.03 Time of the Essence. Time is of the essence with respect to this Agreement and the performance and observance by Indemnitor of each covenant, agreement, provision and term of this Agreement.

Section 5.04 Successors and Assigns. This Agreement shall be binding upon Indemnitor and its successors and assigns, and shall inure to Indenture Trustee and its successors and assigns; provided, however, that Indemnitor may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder.

Section 5.05 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER

OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

Section 5.06 GOVERNING LAW. IN VIEW OF THE FACT THAT BONDHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.07 Jurisdiction and Venue.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOCAL COURT, OR ANY UNITED STATES FEDERAL COURT, SITTING IN OR HAVING JURISDICTION FOR THE COUNTY OF NEW YORK, STATE OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF INDENTURE TRUSTEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF INDENTURE TRUSTEE TO BRING PROCEEDINGS AGAINST INDEMNITOR IN ANY OTHER COURT OR JURISDICTION THAT INDENTURE TRUSTEE MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND INDEMNITOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(b) EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.01 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 5.08 Waivers. INDEMNITOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM, AND HEREBY WAIVES ANY CLAIM, AGAINST INDENTURE TRUSTEE OR ANY BONDHOLDER INDEMNIFIED UNDER, OR BENEFITING FROM, THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. INDEMNITOR EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY INDENTURE TRUSTEE ON BEHALF OF BONDHOLDERS PURSUANT TO THIS AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO (A) INTERPOSE ANY COUNTERCLAIM THEREIN UNLESS UNDER THE APPLICABLE RULES OF COURT OR APPLICABLE LAW SUCH COUNTERCLAIM

MUST BE ASSERTED IN SUCH PROCEEDING, OR (B) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING UNLESS UNDER THE APPLICABLE RULES OF COURT OR APPLICABLE LAW SUCH SUIT, ACTION OR PROCEEDING MUST BE CONSOLIDATED WITH THE PROCEEDING BROUGHT BY INDENTURE TRUSTEE ON BEHALF OF BONDHOLDERS.

Section 5.09 Release. INDEMNITOR HEREBY ACKNOWLEDGES AND AGREES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY FOR THE INDEMNITY OBLIGATIONS (IF PAYABLE BY INDEMNITOR SUBJECT TO THE TERMS HEREOF) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM INDENTURE TRUSTEE OR ANY BONDHOLDER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, INDEMNITOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES INDENTURE TRUSTEE, EACH BONDHOLDER AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, ATTORNEYS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL CLAIMS WHATSOEVER THAT ACCRUED ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, THAT INDEMNITOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES (IF ANY), WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM THE BONDS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. NOTWITHSTANDING THE FOREGOING, INDEMNITOR DOES NOT RELEASE OR DISCHARGE ANY RELEASED PARTY FROM ANY CLAIM BASED ON, ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASED PARTY. INDEMNITOR ACKNOWLEDGES THAT THE FOREGOING RELEASE IS A MATERIAL INDUCEMENT TO INDENTURE TRUSTEE AND BONDHOLDERS’ DECISION TO EXTEND TO ISSUER THE FINANCIAL ACCOMMODATIONS UNDER THE TRANSACTION DOCUMENTS AND HAS BEEN RELIED UPON BY INDENTURE TRUSTEE AND BONDHOLDERS IN AGREEING TO PURCHASE THE BONDS. INDEMNITOR HEREBY FURTHER SPECIFICALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE (TO THE EXTENT APPLICABLE), WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR,” AND FURTHER WAIVES ANY SIMILAR RIGHTS UNDER APPLICABLE LAWS.

Section 5.10 Entire Agreement. This Agreement embodies the entire agreement and understanding among Indenture Trustee and Indemnitor with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 5.11 Phrases. When used in this Agreement, the phrase “including” (or a word of similar import) shall mean “including, but not limited to,” the phrase “satisfactory to Indenture Trustee” shall mean “in form and substance satisfactory to Indenture Trustee in all respects,” the phrase “with

Indenture Trustee’s consent” or “with Indenture Trustee’s approval” shall mean such consent or approval at Indenture Trustee’s discretion, and the phrase “acceptable to Indenture Trustee” shall mean “acceptable to Indenture Trustee at Indenture Trustee’s discretion”, except as provided otherwise herein (i.e., where Indenture Trustee’s “reasonable” approval, discretion or acceptance is required). Wherever the context of this Agreement may so require, the gender shall include the masculine, feminine and neuter, and the singular shall include the plural and vice versa. This Agreement shall be construed as though drafted by all of the parties hereto and shall not be construed against or in favor of any party.

Section 5.12 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between Indemnitor and Indenture Trustee.

Section 5.13 Survival. Subject to Section 2.01, all of the representations, warranties, covenants, and indemnities hereunder, and any modification or amendment hereof, shall survive the sale of the Bonds, shall not be deemed to have merged herein, and shall remain as continuing representations, warranties, covenants, and indemnities until the date on which the Indemnity Obligations have been indefeasibly paid in full and each and every obligation to be performed by Issuer pursuant to the Transaction Documents to which it is a party shall have been performed to Indenture Trustee’s satisfaction in its discretion.

Section 5.14 Representation by Legal Counsel. Indemnitor acknowledges that it has been advised by Indenture Trustee to seek the advice of legal counsel in connection with the negotiation and preparation of this Agreement. If Indemnitor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Indemnitor with any defense to the enforcement of Indenture Trustee’s rights hereunder.

Section 5.15 Injunctive Relief. Indemnitor recognizes that in the event Indemnitor fails to perform, observe or discharge any of its obligations hereunder beyond applicable notice and cure periods, no remedy of law will provide adequate relief to Indenture Trustee and Bondholders, and agrees that Indenture Trustee shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 5.16 Modification. This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the parties hereto, and then only to the extent expressly set forth in such writing.

Section 5.17 Duplicate Originals. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. Receipt of an executed signature page to this Agreement by facsimile, portable document format (.pdf), attachment to an email, or other electronic transmission shall constitute effective delivery thereof.

Section 5.18 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.19 Reliance. Indenture Trustee would not agree to administer and Bondholders would not purchase the Bonds from Issuer without this Agreement. Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Bonds shall be purchased by the Bondholders and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

Section 5.20 Waiver of Bankruptcy Stay. Indemnitor covenants and agrees that upon the commencement of a voluntary or involuntary Bankruptcy Proceeding by or against Indemnitor, Indemnitor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Indenture Trustee to enforce any rights of Indenture Trustee on behalf of Bondholders against Indemnitor by virtue of this Agreement or otherwise.

Section 5.21 Further Assurances. Indemnitor shall, upon request by the Indenture Trustee, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments reasonably required to effectuate the provisions hereof.

Section 5.22 No Petition. Notwithstanding any prior termination of this Agreement, the Indemnitor agrees that it shall not, for a period of one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or any Land Lease Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, custodian, sequestrator or other similar official of the Issuer or any Land Lease Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or any Land Lease Entity.

Section 5.23 Patriot Act. Indemnitor acknowledges by executing this Agreement that Indenture Trustee has notified Indemnitor that, pursuant to the requirements of the Patriot Act, Indenture Trustee is required to obtain, verify and record such information as may be necessary to identify Indemnitor including, without limitation, the name and address of Indemnitor in accordance with the Patriot Act.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a Maryland corporation

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO INDEMNITY AGREEMENT]